                                                                    EXHIBIT 99.1

                               NORTH FORK BANCORP
   275 BROADHOLLOW ROAD, MELVILLE, NY 11747 (631) 531-2058 FAX (631) 531-2759

FOR IMMEDIATE RELEASE   CONTACT: DANIEL M. HEALY
                                 EXECUTIVE VICE PRESIDENT
                                 CHIEF FINANCIAL OFFICER
                                 (631) 531-2058

                      NORTH FORK BANCORP REPORTS EARNINGS,
                  PER SHARE EARNINGS, CONTINUED LOAN GROWTH AND
                 EXCELLENT RETURNS FOR THE THIRD QUARTER OF 2006

MELVILLE, N.Y. - OCTOBER 20, 2006 - NORTH FORK BANCORPORATION, INC. (NYSE: NFB)

Highlights in the current period include:

     -    Net income of $203 million and diluted earnings per share of $.44.

     -    A net interest margin of 3.26%.

     - 20% annualized growth in commercial loans and 19% annualized growth in total loans, excluding residential mortgages.

     - Returns on average tangible equity and average tangible assets of 26.1% and 1.56%, respectively.

     -    Improved margins on residential loan sales.

     - Declaration of its regular quarterly cash dividend of $.25 cents per common share.

     - Continued reductions in the securities portfolio and residential mortgages held-for-investment.

NET EARNINGS AND RETURNS

     Net income for the quarter ended September 30, 2006 was $203 million or $.44 diluted earnings per share compared to $237 million or $.50 diluted earnings per share for the comparable period in 2005.

     Net income for the nine-month period ended September 30, 2006 was $634 million or diluted earnings per share of $1.38 compared to $738 million or diluted earnings per share of $1.55 for the comparable period in 2005.

     The Company's returns on average tangible equity and assets were 26.1% and 1.56%, respectively in the most recent quarter.

     For the quarter ended September 30, 2006, the net interest income and net interest margin were $406.9 million and 3.26%, respectively compared to $429.9 million and 3.53%, respectively for the immediately preceding quarter.

     Net interest income and margin for the nine-months ended September 30, 2006 were $1.3 billion and 3.45%, respectively compared to $1.4 billion and 3.63%, respectively for 2005. The year over year decline reflects the challenging banking and interest rate environment.

LOANS

     Loans held-for-investment at September 30, 2006 amounted to $36.3 billion compared to $35.6 billion at June 30, 2006. On a linked quarter basis, loans held-for-investment, excluding residential mortgages, increased by $1.0 billion, an annualized growth rate of 19%. Commercial loans increased by $652 million, an increase of 20% on an annualized basis. The Company expects the commercial loan growth momentum will continue despite intense pricing competition.

     Non-performing assets were $62.5 million at September 30, 2006. Annualized net charge-offs were a modest 6 basis points.

DEPOSITS

     Deposits at September 30, 2006 were $36.5 billion, declining slightly from the previous quarter. Commercial deposits remain a significant component of total deposits. "We will concentrate on commercial relationships opting not to pursue high cost consumer deposits," said John Adam Kanas, Chairman, President and Chief Executive Officer.

MORTGAGE BANKING BUSINESS

     The Company's mortgage banking subsidiary, GreenPoint Mortgage, originated loans aggregating $9.5 billion in the quarter, compared to $9.9 billion, linked quarter. The Company believes that future origination volume will remain strong. The margin on whole loan sales was 132 basis points, improving over the previous quarter. Gain on sale of loans was $123.6 million in the quarter compared to $102.3 million in the prior quarter. At September 30, 2006, the mortgage loan pipeline was $5.9 billion.

     At September 30, 2006, net mortgage servicing rights were $258 million, or 93 basis points of the unpaid principal balance of the related serviced loans. During the quarter, the Company recorded a temporary impairment charge of approximately $10 million on its mortgage servicing rights asset.

CASH DIVIDEND

     On September 26, 2006, the Board declared its regular quarterly dividend of $.25 per common share. The dividend will be payable November 15, 2006, to shareholders of record at the close of business on October 27, 2006.

PENDING ACQUISITION

     As previously announced, Capital One and North Fork expect the acquisition of North Fork by Capital One will close in the fourth quarter of 2006, pending the receipt of approval of the merger by the Federal Reserve Board, and the expiration of all regulatory waiting periods.

     Capital One and North Fork have not yet set a definitive election deadline by which North Fork stockholders can elect whether they would prefer to receive cash or Capital One common stock in the merger. The election deadline, which is expected to be approximately five business days prior to the expected closing date, will be announced at least five business days in advance of the deadline.

                                      * * *

     North Fork is a regional bank holding company headquartered in New York with approximately $59 billion in assets conducting commercial and retail banking from more than 351 branch locations in the Tri-State area, with a complementary national mortgage banking business.

                                      * * *

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about North Fork's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of North Fork's management regarding future events, many of which by their nature are inherently uncertain and beyond management's control. Actual results may differ materially from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those set forth in these forward-looking statements: changes in the interest rate environment; changes in the securities, real estate markets or the economy in general, whether nationally, internationally or regionally; increased competition and its effect on pricing, spending, third-party relationships and revenues; changes in monetary and fiscal policies of the U.S. government changes in accounting principles, policies, practices or guidelines and legislative or regulatory changes. Additional factors that could cause North Fork's results to differ materially from those described in the forward-looking statements can be found in the 2005 Annual Report on Form 10-K of North Fork (including under the heading "Forward-

Looking Statements" and "Risk Factors"), and in the Quarterly Reports on Form 10-Q of North Fork filed with the Securities and Exchange Commission ("SEC") and available at the SEC's internet site (http://www.sec.gov). Other risks include the ability to obtain regulatory approvals for the contemplated transaction with Capital One on the proposed terms and schedule; the risk that the businesses will not be integrated successfully; the risk that costs and expenses relating to the merger and subsequent integration may be greater than anticipated; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers. The forward-looking statements in this press release speak only as of the date of the press release, and North Fork assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.

"Additional Information About the Capital One and North Fork Transaction

In connection with the proposed merger of Capital One and North Fork, Capital One filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-4 that included a joint proxy statement of Capital One and North Fork that also constitutes a prospectus of Capital One. Capital One and North Fork mailed the joint proxy statement/prospectus to their respective stockholders on or about July 14, 2006. Investors and security holders are urged to read the definitive joint proxy statement/prospectus regarding the proposed merger because it contains important information. You may obtain a free copy of the definitive joint proxy statement/prospectus and other related documents filed by Capital One and North Fork with the SEC at the SEC's website at www.sec.gov. The definitive joint proxy statement/prospectus and the other documents may also be obtained for free by accessing Capital One's website at www.capitalone.com under the heading "Investors" and then under the heading "SEC & Regulatory Filings" or by accessing North Fork's website at www.northforkbank.com under the tab "Investor Relations" and then under the heading "SEC Filings".

                         NORTH FORK BANCORPORATION, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                             THREE MONTHS            NINE MONTHS
                                                         ENDED SEPTEMBER 30,     ENDED SEPTEMBER 30,
                                                         -------------------   -----------------------
                                                           2006       2005        2006         2005
                                                         --------   --------   ----------   ----------
(in thousands, except per share amounts)
INTEREST INCOME:
Loans Held-for-Investment                                $559,017   $469,599   $1,596,510   $1,394,034
Loans Held-for-Sale                                        86,885     69,840      226,665      209,753
Mortgage-Backed Securities                                 92,009    113,921      287,961      389,303
Other Securities                                           25,986     28,422       83,804       87,953
Money Market Investments                                      858        508        1,971        1,903
                                                         --------   --------   ----------   ----------
   Total Interest Income                                  764,755    682,290    2,196,911    2,082,946
                                                         --------   --------   ----------   ----------
INTEREST EXPENSE:
Savings, NOW & Money Market Deposits                      144,400     91,316      396,565      243,367
Time Deposits                                              78,378     49,397      197,827      123,255
Federal Funds Purchased and Collateralized Borrowings     114,591     86,343      287,693      290,588
Other Borrowings                                           20,482     20,684       60,558       57,794
                                                         --------   --------   ----------   ----------
   Total Interest Expense                                 357,851    247,740      942,643      715,004
                                                         --------   --------   ----------   ----------
   Net Interest Income                                    406,904    434,550    1,254,268    1,367,942
Provision for Loan Losses                                   9,000      9,000       27,000       27,000
                                                         --------   --------   ----------   ----------
   Net Interest Income after Provision for Loan Losses    397,904    425,550    1,227,268    1,340,942
                                                         --------   --------   ----------   ----------
NON-INTEREST INCOME:
Mortgage Banking Income                                   111,990    126,415      313,831      328,190
Customer Related Fees & Service Charges                    39,808     41,980      121,203      125,888
Investment Management, Commissions & Trust Fees             9,085      8,780       27,881       30,138
Other Operating Income                                     13,325     12,719       48,182       42,177
Securities Gains, net                                       4,461        840       15,282       16,358
Trading Gains/(Losses) (1)                                  9,674         --      (11,396)          --
                                                         --------   --------   ----------   ----------
   Total Non-Interest Income                              188,343    190,734      514,983      542,751
                                                         --------   --------   ----------   ----------
NON-INTEREST EXPENSE:
Employee Compensation & Benefits                          148,830    136,300      435,390      410,684
Occupancy & Equipment, net                                 51,574     49,007      154,121      141,910
Amortization of Identifiable Intangibles                    8,859      9,133       26,578       27,400
Other Operating Expenses                                   54,814     59,560      166,839      170,454
Merger Related Charges - Capital One                       13,668         --       18,900           --
Debt Restructuring Costs                                    5,356         --        5,356           --
Settlement Recovery (2)                                        --         --      (16,031)          --
                                                         --------   --------   ----------   ----------
   Total Non-Interest Expense                             283,101    254,000      791,153      750,448
                                                         --------   --------   ----------   ----------
INCOME BEFORE INCOME TAXES                                303,146    362,284      951,098    1,133,245
Provision for Income Taxes                                100,038    124,988      317,046      394,848
                                                         --------   --------   ----------   ----------
   Net Income                                            $203,108   $237,296   $  634,052   $  738,397
                                                         ========   ========   ==========   ==========
EARNINGS PER SHARE:
   Basic                                                 $   0.45   $   0.50   $     1.39   $     1.58
   Diluted                                               $   0.44   $   0.50   $     1.38   $     1.55

      See accompanying notes appended to the financial data and summaries.

                         NORTH FORK BANCORPORATION, INC.
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                      SEPTEMBER 30,     JUNE 30,    DECEMBER 31,   SEPTEMBER 30,
                                                           2006           2006          2005            2005
                                                      -------------   -----------   ------------   -------------
(in thousands, except per share amounts)
ASSETS:
Cash & Due from Banks                                  $   961,425    $ 1,000,195    $ 1,037,406    $   740,251
Money Market Investments                                   114,832         22,295         24,843         17,808
Securities:
   Available-for-Sale                                    9,500,424      9,867,618     11,295,977     11,989,260
   Held-to-Maturity                                         93,265         97,344        104,210        114,505
                                                       -----------    -----------    -----------    -----------
      Total Securities                                   9,593,689      9,964,962     11,400,187     12,103,765
                                                       -----------    -----------    -----------    -----------
Loans:
  Loans Held-for-Sale                                    4,672,939      5,406,341      4,359,267      4,701,550
  Loans Held-for-Investment                             36,258,634     35,551,560     33,232,236     32,672,962
         Less: Allowance for Loan Losses                   228,544        224,571        217,939        220,347
                                                       -----------    -----------    -----------    -----------
            Net Loans Held-for-Investment               36,030,090     35,326,989     33,014,297     32,452,615
                                                       -----------    -----------    -----------    -----------
Goodwill                                                 5,918,116      5,918,116      5,918,116      5,914,562
Identifiable Intangibles                                    87,513         96,373        114,091        123,334
Premises & Equipment                                       448,762        447,633        438,040        433,775
Mortgage Servicing Rights                                  258,190        272,543        267,424        267,347
Accrued Income Receivable                                  218,934        213,492        205,892        198,909
Other Assets                                               584,823        712,896        837,308        946,477
                                                       -----------    -----------    -----------    -----------
   Total Assets                                        $58,889,313    $59,381,835    $57,616,871    $57,900,393
                                                       ===========    ===========    ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits:
   Demand                                              $ 7,300,158    $ 7,561,888    $ 7,639,231    $ 7,478,359
   Savings, NOW & Money Market                          21,129,366     21,377,573     20,910,161     21,115,093
   Time                                                  8,118,045      7,875,144      8,067,181      8,218,634
                                                       -----------    -----------    -----------    -----------
   Total Deposits                                       36,547,569     36,814,605     36,616,573     36,812,086
                                                       -----------    -----------    -----------    -----------
Federal Funds Purchased & Collateralized Borrowings     10,732,348     11,249,615      9,700,621      9,572,995
Other Borrowings                                         1,469,761      1,463,066      1,477,364      1,485,392
                                                       -----------    -----------    -----------    -----------
      Total Borrowings                                  12,202,109     12,712,681     11,177,985     11,058,387
                                                       -----------    -----------    -----------    -----------
Accrued Interest Payable                                   133,893        135,351        102,229         91,376
Dividends Payable                                          116,530        116,437        116,754        105,153
Accrued Expenses & Other Liabilities                       631,105        540,184        601,089        568,846
                                                       -----------    -----------    -----------    -----------
      Total Liabilities                                $49,631,206    $50,319,258    $48,614,630    $48,635,848
                                                       -----------    -----------    -----------    -----------
STOCKHOLDERS' EQUITY:
Common Stock, par value $0.01; authorized
   1,000,000,000 shares; issued 480,682,118
   shares at September 30, 2006                        $     4,807    $     4,807    $     4,806    $     4,799
Additional Paid in Capital                               6,881,364      6,875,810      7,035,314      7,020,325
Retained Earnings                                        2,866,058      2,779,501      2,581,047      2,486,847
Accumulated Other Comprehensive Loss                      (114,346)      (207,161)      (108,898)       (89,052)
Deferred Compensation                                           --             --       (154,772)      (109,111)
Treasury Stock at Cost, 14,562,066 shares at
   September 30, 2006                                     (379,776)      (390,380)      (355,256)       (49,263)
                                                       -----------    -----------    -----------    -----------
      Total Stockholders' Equity                         9,258,107      9,062,577      9,002,241      9,264,545
                                                       -----------    -----------    -----------    -----------
      Total Liabilities and Stockholders' Equity       $58,889,313    $59,381,835    $57,616,871    $57,900,393
                                                       ===========    ===========    ===========    ===========

       See accompanying notes appended to the financial data and summaries

                         NORTH FORK BANCORPORATION, INC.
              SELECTED FINANCIAL DATA AND BALANCE SHEET COMPONENTS
                                   (UNAUDITED)

                                                          THREE MONTHS          NINE MONTHS
                                                      ENDED SEPTEMBER 30,   ENDED SEPTEMBER 30,
                                                      -------------------   -------------------
                                                        2006       2005       2006       2005
                                                      --------   --------   --------   --------
SELECTED FINANCIAL DATA:
(in thousands, except ratios and per share amounts)
PER SHARE:
   Net Income - Basic                                 $   0.45   $   0.50   $   1.39   $   1.58
   Net Income - Diluted                               $   0.44   $   0.50   $   1.38   $   1.55
   Average Shares Outstanding - Basic                  456,100    470,004    455,107    468,644
   Average Shares Outstanding - Diluted                460,872    475,627    460,083    474,957
   Cash Dividends                                     $   0.25   $   0.22   $   0.75   $   0.66
   Dividend Payout Ratio                                    57%        44%        55%        43%
   Tangible Book Value                                $   6.98   $   6.75   $   6.98   $   6.75
SELECTED FINANCIAL DATA:
   Return on Average Total Assets                         1.36%      1.60%      1.45%      1.64%
   Return on Average Tangible Assets (3)                  1.56%      1.83%      1.67%      1.87%
   Return on Average Equity                               8.77%     10.13%      9.35%     10.78%
   Return on Average Tangible Equity (3)                 26.12%     29.43%     28.59%     32.21%
   Tangible Equity to Tangible Assets                     6.15%      6.22%      6.15%      6.22%
   Efficiency Ratio (4)                                  42.13%     39.15%     42.03%     37.14%
   Yield on Interest Earning Assets                       6.03%      5.47%      5.96%      5.48%
   Cost of Funds                                          3.38%      2.39%      3.06%      2.22%
   Net Interest Margin                                    3.26%      3.52%      3.45%      3.63%

                      SEPTEMBER 30,   JUNE 30,   DECEMBER 31,   SEPTEMBER 30,
                           2006         2006         2005           2005
                      -------------   --------   ------------   -------------
RISK BASED CAPITAL:
   Tier 1                 10.60%       10.26%       10.26%          11.00%
   Total                  12.98%       12.61%       12.73%          13.57%
   Leverage Ratio          7.14%        7.04%        6.70%           7.09%

                                                      SEPTEMBER 30,     JUNE 30,    DECEMBER 31,   SEPTEMBER 30,
                                                          2006            2006          2005            2005
                                                      -------------   -----------   ------------   -------------
QUARTERLY AVERAGE BALANCE SHEET:
Total Assets                                           $59,193,751    $58,400,693    $58,232,383    $58,731,915
Securities                                              10,066,545     10,718,973     11,786,052     12,531,822
Loans Held-for-Sale                                      5,329,621      4,978,945      5,221,652      5,401,495
Loans Held-for-Investment                               35,788,526     34,654,439     32,846,757     32,361,793
Goodwill & Identifiable Intangibles                      6,011,167      6,019,964      6,034,399      6,014,839
Demand Deposits                                          7,315,287      7,414,598      7,771,142      7,547,759
Interest Bearing Deposits                               29,229,550     29,907,110     29,368,629     29,642,762
Federal Funds Purchased & Collateralized Borrowings     11,299,427      9,845,733      9,740,160     10,057,604
Other Borrowings                                         1,461,561      1,454,216      1,484,866      1,505,651
Stockholders' Equity                                     9,186,913      9,044,461      9,157,876      9,293,861
Tangible Stockholders' Equity                            3,175,746      3,024,497      3,123,477      3,279,022

       See accompanying notes appended to the financial data and summaries

                         NORTH FORK BANCORPORATION, INC.
              SELECTED FINANCIAL DATA AND BALANCE SHEET COMPONENTS
                                   (UNAUDITED)

BALANCE SHEET COMPONENTS:

The following table presents the composition of the securities portfolio for the periods ended:

                                            SEPTEMBER 30,     JUNE 30,    DECEMBER 31,   SEPTEMBER 30,
                                                 2006           2006          2005            2005
                                            -------------   -----------   ------------   -------------
(in thousands)
SECURITIES - AVAILABLE-FOR-SALE:
   Collateralized Mortgage Obligations        $6,032,854     $6,215,558    $ 6,921,074    $ 7,391,107
   Agency Pass-Through Certificates            1,638,178      1,685,025      1,956,487      2,138,524
   State & Municipal Obligations                 669,488        663,997        881,238        844,866
   Equity Securities                             618,751        724,836        675,525        669,072
   U.S. Treasury & Government Agencies           211,113        184,003        231,152        272,247
   Other Securities                              330,040        394,199        630,501        673,444
                                              ----------     ----------    -----------    -----------
      Total Securities Available-for-Sale     $9,500,424     $9,867,618    $11,295,977    $11,989,260
      Total Securities Held-to-Maturity           93,265         97,344        104,210        114,505
                                              ----------     ----------    -----------    -----------
         TOTAL SECURITIES                     $9,593,689     $9,964,962    $11,400,187    $12,103,765
                                              ==========     ==========    ===========    ===========

The following table presents the components of the held-for-sale and held-for-investment loan portfolios for the periods ended:

                                  SEPTEMBER 30,    JUNE 30,    DECEMBER 31,   SEPTEMBER 30,
                                       2006          2006          2005            2005
                                  -------------   ----------   ------------   -------------
(in thousands)
LOANS HELD-FOR-SALE:
   Residential Mortgages            $4,228,290    $4,319,709    $3,824,547      $4,225,128
   Home Equity                         399,629     1,035,928       496,656         434,824
                                    ----------    ----------    ----------      ----------
      Total                          4,627,919     5,355,637     4,321,203       4,659,952
   Deferred Origination Costs           45,020        50,704        38,064          41,598
                                    ----------    ----------    ----------      ----------
      Total Loans Held-For-Sale     $4,672,939    $5,406,341    $4,359,267      $4,701,550
                                    ==========    ==========    ==========      ==========

                                        SEPTEMBER 30,     JUNE 30,    DECEMBER 31,   SEPTEMBER 30,
                                             2006           2006          2005            2005
                                        -------------   -----------   ------------   -------------
(in thousands)
LOANS HELD-FOR-INVESTMENT:
   Commercial Mortgages                  $ 7,465,052    $ 7,079,501    $ 6,206,416    $ 5,896,835
   Commercial & Industrial                 6,073,098      5,806,928      4,709,440      4,324,758
                                         -----------    -----------    -----------    -----------
      Total Commercial                    13,538,150     12,886,429     10,915,856     10,221,593
   Residential Mortgages                  14,237,428     14,519,282     15,068,443     15,508,008
   Multi-Family Mortgages                  5,272,860      5,134,232      4,821,642      4,626,777
   Consumer                                1,894,712      1,749,383      1,558,782      1,569,386
   Construction and Land                   1,272,784      1,222,981        829,273        716,049
                                         -----------    -----------    -----------    -----------
      Total                              $36,215,934    $35,512,307    $33,193,996    $32,641,813
   Deferred Origination Costs, net            42,700         39,253         38,240         31,149
                                         -----------    -----------    -----------    -----------
      Total Loans Held-For-Investment    $36,258,634    $35,551,560    $33,232,236    $32,672,962
                                         ===========    ===========    ===========    ===========

       See accompanying notes appended to the financial data and summaries

                         NORTH FORK BANCORPORATION, INC.
              SELECTED FINANCIAL DATA AND BALANCE SHEET COMPONENTS
                                   (UNAUDITED)

The following tables presents the components of non-performing assets for the periods ended:

                                                                 SEPTEMBER 30,   JUNE 30,   DECEMBER 31,   SEPTEMBER 30,
                                                                      2006         2006         2005            2005
                                                                 -------------   --------   ------------   -------------
(in thousands)
NON-PERFORMING ASSETS:
Commercial Mortgages                                                $ 2,119      $ 1,833       $   498        $  5,451
Commercial & Industrial                                               7,338        9,384         7,970           8,137
                                                                    -------      -------       -------        --------
   Total Commercial                                                   9,457       11,217         8,468          13,588
Residential Mortgages                                                11,478       14,219        19,315          48,257
Multi-Family Mortgages                                                   --           --           550             335
Consumer                                                              2,743        1,837         2,684           2,399
Construction and Land                                                    --           --            --             600
                                                                    -------      -------       -------        --------
   Non-Performing Loans Held-For-Investment                         $23,678      $27,273       $31,017        $ 65,179
   Non-Performing Loans Held-For-Sale                                34,753       27,148        13,931          33,137
   Other Real Estate                                                  4,098        3,255         4,101           7,149
                                                                    -------      -------       -------        --------
      Total Non-Performing Assets                                   $62,529      $57,676       $49,049        $105,465
                                                                    =======      =======       =======        ========

RATIOS:
Allowance for Loan Losses to Non-Performing Loans
Held-for-Investment                                                     965%         823%          703%            338%
Allowance for Loan Losses to Total Loans Held-for-Investment           0.63%        0.63%         0.66%           0.67%
Non-Performing Loans to Total Loans Held-for-Investment                0.07%        0.08%         0.09%           0.20%
Non-Performing Assets to Total Assets                                  0.11%        0.10%         0.09%           0.18%
Quarterly Net Charge-offs to Average Loans Held-for-Investment         0.06%        0.07%         0.14%           0.08%

The following table presents the impact of allocating the allowance for loan losses as of September 30, 2006 into our two primary portfolio segments:

                                                                       SEPTEMBER 30, 2006
                                                         ---------------------------------------------
                                                                       RESIDENTIAL &   COMMERCIAL &
                                                            TOTAL       MULTI-FAMILY   ALL OTHER LOANS
                                                         -----------   -------------   ---------------
(dollars in thousands)
Loans Held-for-Investment                                $36,258,634    $19,552,988      $16,705,646
Allowance for Loan Losses                                    228,544         60,526          168,018
Non-Performing Loans Held-for-Investment                      23,678         11,478           12,200
Allowance for Loan Losses to Loans-Held-for-Investment          0.63%          0.31%            1.01%
                                                         ===========    ===========      ===========
Allowance for Loan Losses to Non-Performing
   Loans Held-for-Investment                                     965%           527%            1377%
                                                         ===========    ===========      ===========

       See accompanying notes appended to the financial data and summaries

                         NORTH FORK BANCORPORATION, INC.
                          NET INTEREST MARGIN ANALYSIS
                                   (UNAUDITED)

     The following table presents on a linked quarter basis, an analysis of net interest income by each major category of interest earning assets and interest bearing liabilities:

                                                        SEPTEMBER 30, 2006                 JUNE 30, 2006
                                                  ------------------------------  ------------------------------
                                                    AVERAGE              AVERAGE    AVERAGE              AVERAGE
                                                    BALANCE    INTEREST    RATE     BALANCE    INTEREST    RATE
                                                  -----------  --------  -------  -----------  --------  -------
FOR THE THREE MONTHS ENDED:
(dollars in thousands)
INTEREST EARNING ASSETS:
Loans Held-for-Investment                         $35,788,526  $563,239   6.24%   $34,654,439  $534,972   6.19%
Loans Held-for-Sale                                 5,329,621    86,885   6.47%     4,978,945    76,088   6.13%
Securities                                         10,066,545   127,599   5.03%    10,718,973   136,500   5.11%
Money Market Investments                               68,730     1,054   6.08%        47,343       670   5.68%
                                                  -----------  --------           -----------  --------
   Total Interest Earning Assets                   51,253,422   778,777   6.03%    50,399,700   748,230   5.95%
                                                  -----------  --------           -----------  --------

NON-INTEREST EARNING ASSETS:
Cash and Due from Banks                           $   980,630                     $   999,159
Other Assets                                        6,959,699                       7,001,834
                                                  -----------                     -----------
   Total Assets                                   $59,193,751                     $58,400,693
                                                  ===========                     ===========

INTEREST BEARING LIABILITIES:
Savings, NOW & Money Market Deposits              $21,117,805  $144,400   2.71%   $21,707,006  $134,731   2.49%
Time Deposits                                       8,111,745    78,378   3.83%     8,200,104    59,658   2.92%
                                                  -----------  --------           -----------  --------
   Total Savings and Time Deposits                 29,229,550   222,778   3.02%    29,907,110   194,389   2.61%

Fed. Funds Purchased & Collateralized Borrowings   11,299,427   114,591   4.02%     9,845,733    89,628   3.65%
Other Borrowings                                    1,461,561    20,482   5.56%     1,454,216    20,119   5.55%
                                                  -----------  --------           -----------  --------
   Total Borrowings                                12,760,988   135,073   4.20%    11,299,949   109,747   3.90%
                                                  -----------  --------           -----------  --------
      Total Interest Bearing Liabilities           41,990,538   357,851   3.38%    41,207,059   304,136   2.96%
                                                  -----------  --------           -----------  --------
Interest Rate Spread                                                      2.65%                           2.99%

NON-INTEREST BEARING LIABILITIES:
Demand Deposits                                   $ 7,315,287                     $ 7,414,598
Other Liabilities                                     701,013                         734,575
                                                  -----------                     -----------
   Total Liabilities                               50,006,838                      49,356,232
   Stockholders' Equity                             9,186,913                       9,044,461
                                                  -----------                     -----------
      Total Liabilities and
         Stockholders' Equity                     $59,193,751                     $58,400,693
                                                  ===========                     ===========
Net Interest Income and Net Interest Margin                    $420,926   3.26%                $444,094   3.53%
Less: Tax Equivalent Adjustment                                 (14,022)                        (14,206)
                                                               --------                        --------
         Net Interest Income                                   $406,904                        $429,888
                                                               ========                        ========

       See accompanying notes appended to the financial data and summaries

                         NORTH FORK BANCORPORATION, INC.
                     MORTGAGE BANKING - QUARTERLY HIGHLIGHTS
                                   (UNAUDITED)

The following table presents the components of the mortgage origination and sales volume for the periods indicated:

                                                                  QUARTERLY HIGHLIGHTS
                                        ------------------------------------------------------------------------
                                        SEPTEMBER 30,     JUNE 30,     MARCH 31,    DECEMBER 31,   SEPTEMBER 30,
                                             2006           2006          2006          2005            2005
                                        -------------   -----------   -----------   ------------   -------------
(Dollars in thousands)
COMPARATIVE MORTGAGE LOAN VOLUMES
Total Applications Received              $17,732,328    $18,409,983   $15,278,074    $15,613,973    $17,254,701
                                         ===========    ===========   ===========    ===========    ===========

LOANS ORIGINATED:
   Specialty Products (a)                $ 4,717,198    $ 4,861,775   $ 4,034,289    $ 4,787,403    $ 4,827,831
   Home Equity                             1,219,465      1,281,321     1,002,615      1,114,617      1,280,684
   Jumbo/Agency                            3,524,084      3,746,581     2,734,867      3,488,135      4,302,550
                                         -----------    -----------   -----------    -----------    -----------
      Total Loans Originated             $ 9,460,747    $ 9,889,677   $ 7,771,771    $ 9,390,155    $10,411,065
                                         ===========    ===========   ===========    ===========    ===========

   Pipeline (b)                          $ 5,887,000    $ 6,246,558   $ 5,722,902    $ 5,325,629    $ 6,376,081
   Interest Rate Lock Commitments (c)      2,560,499      2,670,377     2,498,841      2,386,809      2,349,097
   Loans Held-for-Sale                     4,672,939      5,406,341     4,190,165      4,359,267      4,701,550

LOAN SALES (3):
   Specialty Products                    $ 4,224,073    $ 4,162,568   $ 4,032,031    $ 4,570,651    $ 5,061,097
   Home Equity                             1,664,800        755,613       916,017        865,665      1,500,767
   Jumbo/Agency                            3,449,499      2,925,437     2,188,749      3,277,851      4,381,960
                                         -----------    -----------   -----------    -----------    -----------
      Total Loan Sales                   $ 9,338,372    $ 7,843,618   $ 7,136,797    $ 8,714,167    $10,943,824
                                         ===========    ===========   ===========    ===========    ===========

AVERAGE MARGIN ON LOAN SALES:
   Specialty Products                           1.76%          1.64%         1.23%          1.18%          1.13%
   Home Equity                                  1.23%          1.25%         1.69%          1.49%          1.88%
   Jumbo/Agency                                 0.83%          0.84%         0.77%          0.76%          0.65%
                                         -----------    -----------   -----------    -----------    -----------
      Average Margin on Loan Sales              1.32%          1.30%         1.15%          1.05%          1.04%
                                         ===========    ===========   ===========    ===========    ===========

GAIN ON SALE OF LOANS: (3)
   Specialty Products                    $    74,477    $    68,419   $    49,426    $    53,867    $    56,956
   Home Equity                                20,399          9,413        15,499         12,929         28,172
   Jumbo/Agency                               28,748         24,484        16,824         24,819         28,459
                                         -----------    -----------   -----------    -----------    -----------
      Total Gain on Sale of Loans        $   123,624    $   102,316   $    81,749    $    91,615    $   113,587
                                         ===========    ===========   ===========    ===========    ===========

(a)  Specialty products include: Alt A, No Doc and A minus programs.

(b)  The pipeline represents applications received, but not funded.

(c) Represents commitments to lend where the rates are guaranteed to the borrower for a specific period of time.

       See accompanying notes appended to the financial data and summaries

                         NORTH FORK BANCORPORATION, INC.
                    NOTES TO THE FINANCIAL DATA AND SUMMARIES

The table below presents the components of mortgage banking income for the periods indicated:

                                                                         THREE MONTHS          NINE MONTHS
                                                                     ENDED SEPTEMBER 30,   ENDED SEPTEMBER 30,
                                                                     -------------------   -------------------
                                                                       2006       2005       2006       2005
                                                                     --------   --------   --------   --------
(in thousands)
Gain on Sale of Loans Held-for-Sale (a)                              $123,624   $113,587   $307,688   $339,531
Mortgage Banking Fees, net                                             20,526     26,471     65,122     77,853
Amortization of Mortgage Servicing Rights                             (21,526)   (23,183)   (66,939)   (63,763)
Temporary (Impairment Charge)/Recovery - Mortgage Servicing Rights    (10,634)     9,540      7,960    (25,431)
                                                                     --------   --------   --------   --------
   Total Mortgage Banking Income                                     $111,990   $126,415   $313,831   $328,190
                                                                     ========   ========   ========   ========

(a) Gain on sale margins on loan sales include the impact of the valuation of mortgage loans held-for-sale and interest rate lock commitments, valuation of derivatives utilized to manage interest rate risk associated with mortgage loan commitments and mortgage loans held-for-sale, and adjustments related to reserves established for representations and warranties.

       See accompanying notes appended to the financial data and summaries

                         NORTH FORK BANCORPORATION, INC.
                    NOTES TO THE FINANCIAL DATA AND SUMMARIES

(1) We have reviewed our accounting treatment for all derivative transactions and determined that certain transactions did not meet the requirements of the "short cut" method of accounting under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". As a result, hedge accounting was not appropriate for these transactions since inception and have been reclassified as trading instruments a component of other assets on the accompanying balance sheet. The cumulative market value fluctuation of these derivatives upon reclassification and subsequent fluctuations of market value has been recorded as trading gains/(losses) on the accompanying statement of income.

(2) Represents a release of certain accrued liabilities on corporate guarantees pertaining to the discontinued manufactured housing business we acquired from GreenPoint.

(3) This press release contains certain supplemental financial information, described in the following notes, which has been determined by methods other than Generally Accepted Accounting Principles ("GAAP") that management uses in its analysis of the Company's performance. Management believes these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the Company, its business and performance trends and facilitates comparisons with the performance of others in the financial services industry.

     Return on average tangible assets and return on average tangible equity, which represent non-GAAP measures are computed, on an annualized basis, as follows:

     - Return on average tangible assets is computed by dividing net income, plus amortization of identifiable intangible assets, net of taxes by average total assets less average goodwill and average identifiable intangible assets.

     - Return on average tangible equity is computed by dividing net income, plus amortization of identifiable intangible assets, net of taxes by average total stockholders' equity less average goodwill and average identifiable intangible assets.

                                                            THREE MONTHS                NINE MONTHS
                                                        ENDED SEPTEMBER 30,         ENDED SEPTEMBER 30,
                                                     -------------------------   -------------------------
                                                         2006          2005          2006          2005
                                                     -----------   -----------   -----------   -----------
(dollars in thousands)
Net Income, as Reported                              $   203,108   $   237,296   $   634,052   $   738,397
Add: Amortization of Identifiable Intangible
   Assets, Net of Taxes                                    5,936         5,982        17,720        17,854
                                                     -----------   -----------   -----------   -----------
   Net Income, as Adjusted                           $   209,044   $   243,278   $   651,772   $   756,251
                                                     ===========   ===========   ===========   ===========

Average Total Assets                                 $59,193,751   $58,731,915   $58,329,760   $60,134,351
Less: Average Goodwill                                 5,918,111     5,885,957     5,918,115     5,884,029
Less: Average Identifiable Intangible Assets              93,056       128,882       101,818       138,103
                                                     -----------   -----------   -----------   -----------
   Average Total Tangible Assets                     $53,182,584   $52,717,076   $52,309,827   $54,112,219
                                                     ===========   ===========   ===========   ===========

Average Stockholders' Equity                         $ 9,186,913   $ 9,293,861   $ 9,068,415   $ 9,161,643
Less: Average Goodwill                                 5,918,111     5,885,957     5,918,115     5,884,029
Less: Average Identifiable Intangible Assets              93,056       128,882       101,818       138,103
                                                     -----------   -----------   -----------   -----------
   Average Total Tangible Stockholders' Equity       $ 3,175,746   $ 3,279,022   $ 3,048,482   $ 3,139,511
                                                     ===========   ===========   ===========   ===========

   Return on Average Tangible Assets                        1.56%         1.83%         1.67%         1.87%
   Return on Average Tangible Stockholders' Equity         26.12%        29.43%        28.59%        32.21%

(4) The efficiency ratio, which represents a non-GAAP measure, is defined as the ratio of non-interest expense net of amortization of identifiable intangibles, manufactured housing recourse settlement, debt restructuring costs and merger expenses to net interest income on a tax equivalent basis and other non-interest income net of securities gains/(losses), (temporary impairment)/recovery on mortgage servicing rights and trading losses on derivative instruments.